EXHIBIT 4.1


                                                                    June 7, 2002




Union Acceptance Corporation
250 North Shadeland Avenue
Indianapolis, Indiana  46219
Attention:  Mr. Rick A. Brown

     Re:  Amendment to Note Purchase Agreement

Ladies and Gentlemen:

     Reference is hereby made to the Note Purchase Agreement dated as of March 24, 1997 among Union Acceptance Corporation (the "Company") and the Purchasers identified therein (the "Note Purchase Agreement"). All terms used herein which are defined in the Note Purchase Agreement and not otherwise defined herein shall have the meaning ascribed to them in the Note Purchase Agreement.

     The Company has requested that certain terms of the Note Purchase Agreement be amended. This letter amendment responds to that request. The amendment contained in this letter amendment and the effectiveness thereof is subject to the execution and delivery of this letter amendment by the Required Holders and the Company.

     Subject to the conditions set forth above, the Required Holders and the Company hereby agree that the Note Purchase Agreement is hereby amended as follows:

     1. The definition of the term "Securitization" contained in Section 12.1 of the Note Purchase Agreement is hereby amended and restated as follows:

          "Securitization" means a public or private transfer of auto loan and other consumer loans and related consumer contracts in the ordinary course of business which transfer is recorded as a sale or secured financing according to GAAP as of the date of such transfer, and by which the Company or one of its Subsidiaries directly or indirectly securitizes a pool of specified consumer auto loans or other consumer loans and related contracts including but not limited to any such transactions involving the sale of specified Auto Receivables or consumer receivables to a securitization entity established for such purpose in connection with the issuance of asset-backed securities and including without limitation the outstanding UFSB and UACSC Grantor Trust or Auto Trust securitizations entered into by the Company's predecessor or its Subsidiaries prior to the date of this Agreement.

     Except as hereby amended or otherwise modified, the Note Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects; each of the other Credit Documents shall remain in full force and effect after the amendment of the Note Purchase Agreement contemplated hereby and each such other Credit Document is hereby ratified and confirmed in all respects. This letter amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same letter amendment. This letter amendment shall be a contract made and governed under the internal laws of the State of New York.

     The terms and provisions of the above letter amendment to the Note Purchase Agreement are hereby agreed and consented to. As additional consideration for the amendments contained in the above letter agreement, the Company hereby confirms that all information provided to the Purchasers in connection with this amendment is true and correct in all material respects as of the date hereof and as of the effective date of this amendment.

                           UNION ACCEPTANCE CORPORATION

                           By: /s/ Rick A. Brown
                              -------------------------------------
                              Rick A. Brown, Executive Vice President, and
                                      Chief Financial Officer
Date:    7/1/02

                           THE NOTE PURCHASERS:

                           PRINCIPAL LIFE INSURANCE COMPANY

                           By: Principal Capital Management, LLC,
                               a Delaware limited liability company,
                               its authorized signatory

                           By: /s/ Douglas A. Drees
                               -------------------------------------
                               Name:    Douglas A. Drees
                               Title:   Counsel

                           By: /s/ Joellen J. Watts
                               -------------------------------------
                               Name:    Joellen J. Watts
                               Title:   Counsel

                      Current principal balance as of June 7, 2002:  $15,000,000


                           STATE STREET BANK & TRUST CO

                           By: /s/ Scott Hockman
                               -------------------------------------
                               Name:    Scott Hockman
                               Title:   Assistant Vice President

                       Current principal balance as of June 7, 2002:  $5,000,000


                           EMSEG & CO

                           By: /s/ Sandrea Bland
                               -------------------------------------
                               Name:    Sandrea Bland
                               Title:   OPS Manager

                       Current principal balance as of June 7, 2002:  $4,000,000
                                                             No. 54 @ 2MM
                                                             No. 34 @ 2MM



                           NEW YORK LIFE INSURANCE COMPANY


                           By: /s/ Anthony Malloy
                               -------------------------------------
                               Name:    Anthony Malloy
                               Title:   Investment Vice President

                       Current principal balance as of June 7, 2002:  $8,333,333



                           NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

                           By: New York Life Investment
                               Management, LLC, its Investment
                               Manager

                           By: /s/ Anthony Malloy
                               --------------------------------------
                               Name:    Anthony Malloy
                               Title:   Director



                      Current principal balance as of June 7, 2002:  $10,333,333